Exhibit 4.1
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE RIGHTS PREFERENCES. PRIVILEGES AND RESTRICTIONS OF SHARES CUSIP 64124w FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF NEUROBIOLOGICAL TECHNOLOGIES, INC. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney authorized officers and sealed with a facsimile of its corporate seal. Dated: SECRETARY

NEUROBIOLOGICAL TECHNOLOGIES, INC.

The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, insofar as the same shall have been fixed, and of the authority of the Board of Directors to designate any preferences, rights and limitations of any wholly unissued series. Any such request should be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM —as tenants in common
TEN ENT —as tenants by the entireties
JT TEN —as joint tenants with right of survivorship and not as tenants in common
COM PROP—as community property

UNIF GIFT MIN ACT— ______ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______
(State)

UNIF TRF MIN ACT— ______ Custodian (until age ______)
(Cust)
______ under Uniform Transfers
(Minor)
to Minors Act ______
(State)

Additional abbreviations may also be used though not in the above list

For Value received ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

____

____ Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint

____ Attorney
to transfer the said Shares on the share register of the within-named Corporation, with full power of substitution in the premises.

Dated ______________________

______________________ SIGNATURE

______________________ SIGNATURE

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 19, 2005 (the "***Agreement***"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Neurobiological Technologies, Inc. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Neurobiological Technologies, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and certain related persons, whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.